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Exhibit 23.1

Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Sunhawk.com Corporation for the public offering of 533,033 shares of its common stock and to the use of our report dated February 26, 2001, with respect to the consolidated financial statements of Copyright Control Services, Inc.

Reading, England May 2, 2001	/s/ Ernst & Young

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Consent of Independent Auditors